Exhibit 23-a



                         CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report, which includes an explanatory paragraph on the Company's change in its method of accounting for incremental nuclear refueling outage costs in 1992, dated January 28, 1994, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1993, on our audits of the consolidated financial statements and financial statement
 schedules of Kansas City Power & Light Company.   We also consent to the
 reference to our firm under the caption "Experts".







                                                 /s/Coopers & Lybrand L.L.P.

                                                 COOPERS & LYBRAND L.L.P.

 Kansas City, Missouri
 November 3, 1994
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